Exhibit 99.1

Surface Oncology Appoints Carsten Brunn to Board of Directors

CAMBRIDGE, Mass., June 29, 2022 (GLOBE NEWSWIRE) — Surface Oncology (Nasdaq: SURF), a clinical-stage immuno-oncology company developing next-generation immunotherapies that target the tumor microenvironment, today announced that Carsten Brunn, Ph.D., will join the company’s board of directors. Dr. Brunn brings more than 25 years of senior leadership experience spanning multiple biotech and pharmaceutical companies around the globe.

“I am thrilled to welcome Carsten to the Surface Oncology board,” said Rob Ross, M.D., chief executive officer at Surface. “Carsten is an accomplished biopharma executive with significant experience driving innovation and his counsel will be invaluable as we advance our mission of bringing important new IO therapies to patients in need.”

Dr. Brunn is president and chief executive officer at Selecta Biosciences (Nasdaq: SELB), a clinical stage precision immune tolerance platform company. Before joining Selecta, he was president of pharmaceuticals for the Americas region at Bayer, and prior to that he served as president of Bayer Pharmaceuticals in Japan. Dr. Brunn previously served on the board of directors of the Biotechnology Innovation Organization (BIO), and he was chairman of the European Federation of Pharmaceutical Industries and Associations (EFPIA) Japan. Over his extensive career, Dr. Brunn has held leadership positions at Eli Lilly, Novartis, Basilea and Bausch and Lomb. He graduated from the University of Freiburg in Germany with a M.S. in pharmaceutical sciences, and he earned his Ph.D. in chemistry from the University of Hamburg, Germany. He also studied at the University of Washington and completed his executive education at London Business School.

“Surface has a compelling pipeline of novel antibodies which hold the potential to improve the lives of people confronting a variety of cancers,” said Dr. Brunn. “I am tremendously excited to be joining the Surface board, and I look forward to lending my skills and experience to support the management team in their important work.”

About Surface Oncology:

Surface Oncology is an immuno-oncology company developing next-generation antibody therapies focused on the tumor microenvironment. Its pipeline includes two wholly-owned clinical-stage programs targeting CD39 (SRF617) and IL-27 (SRF388), as well as a preclinical program focused on selectively depleting regulatory T cells in the tumor microenvironment via targeting CCR8 (SRF114). In addition, Surface has two partnerships with major pharmaceutical companies: a collaboration with Novartis targeting CD73 (NZV930; Phase 1) and a collaboration with GlaxoSmithKline targeting PVRIG (GSK4381562, formerly SRF813; Phase 1). Surface’s novel, investigational, cancer immunotherapies are designed to achieve a clinically meaningful and sustained anti-tumor response and may be used alone or in combination with other therapies. For more information, please visit www.surfaceoncology.com.

Cautionary Note Regarding Forward-Looking Statements: Certain statements set forth in this press release constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by terms such as “believes,” “expects,” “plans,” “potential,” “would” or similar expressions, and the negative of those terms. These forward-looking statements are based on Surface Oncology’s management’s current beliefs and assumptions about future events and on information currently available to management.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Surface Oncology’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to Surface Oncology’s ability to successfully develop SRF388, SRF617, SRF114 and its other product candidates through current and future milestones or regulatory filings on the anticipated timeline, if at all, the therapeutic potential of Surface Oncology’s product candidates, the risk that results from preclinical studies or early clinical trials may not be representative of larger clinical trials, the risk that Surface Oncology’s product candidates, including SRF388, SRF617 and SRF114, will not be successfully developed or commercialized, the risks related to Surface Oncology’s dependence on third-parties in connection with its manufacturing, clinical trials and preclinical studies, and the potential impact of COVID-19 on Surface Oncology’s clinical and preclinical development timelines and results of operations. Additional risks and uncertainties that could affect Surface Oncology’s future results are included in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ending December 31, 2021, available on the Securities and Exchange Commission’s website at www.sec.gov and Surface Oncology’s website at www.surfaceoncology.com. Additional information on potential risks will be made available in other filings that Surface Oncology makes from time to time with the Securities and Exchange Commission. In addition, any forward-looking statements contained in this press release are based on assumptions that Surface Oncology believes to be reasonable as of this date. Except as required by law, Surface Oncology assumes no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Contact

Scott Young

(617) 865-3250

syoung@surfaceoncology.com